UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place, Inc.
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THE CHILDREN’S PLACE COMMENTS ON ISS RECOMMENDATION

Company Urges Shareholders to Vote for All Three of its Nominees on the WHITE Proxy Card Today

SECAUCUS, N.J., May 11, 2015 (BUSINESS WIRE) -- The Children’s Place, Inc. (“The Children’s Place” or the “Company”) (NASDAQ: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today commented on a report by proxy advisory service Institutional Shareholder Services (ISS) recommending that shareholders vote to elect one of the dissident nominees set forth by Macellum SPV II, L.P. (“Macellum”) and Barington Companies Equity Partners, L.P. (“Barington”) at the Company’s Annual Meeting of Stockholders to be held on May 22, 2015.  ISS recommended that shareholders WITHHOLD against Seth Johnson, the second of Macellum and Barington’s director nominees.

The Company issued the following statement in response to ISS’s report:

“We strongly disagree with ISS’s analysis and its partial support for Macellum and Barington.  We believe that the campaign by Macellum and Barington against our ongoing transformation plan is not in the best interest of all shareholders and risks disrupting the substantial progress we’ve made under the current Board and management team. We are seeing tangible results from our transformation plan, as evidenced by our first quarter results in which we reported our fourth consecutive quarter of positive comparable retail sales, substantial margin and EPS growth and increased 2015 guidance, while at the same time, continuing to return capital to shareholders.

“The Company believes that the dissidents’ nominees would not be additive to our Board and would replace strong directors who have the relevant financial, operational and international experience and skills necessary for a global, omni-channel and specialty apparel retailer. The Company believes that its three nominees, including its Chairman Norman Matthews, are important contributors to the Board.  Mr. Matthews was a key architect of the Company’s transformation and platform for success -- and we recommend shareholders vote in favor of Mr. Matthews and our other nominees to continue the positive momentum.”

In addition, ISS recommended in favor of the advisory vote to ratify named executive officers’ compensation.

The Company urges all shareholders to vote the WHITE proxy card for the re-election of its three highly qualified Director nominees, and to reject the candidates set forth by Macellum and Barington.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America.  The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names.  As of January 31, 2015, the Company operated 1,097 stores in the United States,

Canada and Puerto Rico, an online store at www.childrensplace.com, and had 72 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.childrensplace.com, by writing to The Children’s Place, Inc. at 500 Plaza Drive, Secaucus, NJ 07094, or by calling the Company’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.

If you have any questions, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Investor Contact:

Robert Vill

Group Vice President, Finance

(201) 453-6693

Larry Dennedy

Mackenzie Partners

(212) 929-5239

Media Contact:

Paul Caminiti/David Millar/Pamela Blum

Sard Verbinnen & Co

(212) 687-8080